UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 18, 2016

(Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	001-35049	84-0592823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

(Address of principal executive offices) (Zip Code)

(281) 298-4246

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 18, 2016, Earthstone Energy, Inc. (the “Company”) entered into a Second Amendment to Credit Agreement (the “Second Amendment”), amending the Credit Agreement dated as of December 19, 2014 and as amended on December 1, 2015 (the “Credit Agreement”) among the Company, BOKF, NA dba Bank of Texas, a national banking association, as Administrative Agent and Lead Arranger, Wells Fargo Bank, National Association, as Syndication Agent and the lenders party thereto (the “Lenders”).

The Second Amendment modifies the following provisions of the Credit Agreement:

•	sets the borrowing base at $75.0 million;

•	increases the applicable margin rates;

•	revises the definitions of Consolidated Net Income, EBITDAX and Subsidiary;

•	adds definitions for Eligible Rig Contract Cancellation Expenses, Recourse Debt and Unrestricted Subsidiary;

•	requires the Company to enter into certain hedging arrangements within 60 days of the Second Amendment; and

•	mortgages the newly acquired Lynden Energy Corp. (“Lynden”) properties as security interests under the Credit Agreement.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, the Company entered into an Arrangement Agreement dated as of December 16, 2015, as amended on March 29, 2016 (the “Arrangement Agreement”) with 1058286 B.C. Ltd., a wholly owned subsidiary of the Company (“Earthstone Acquisition”), and Lynden, providing for the acquisition of all of the outstanding shares of common stock of Lynden (“Lynden Common Stock”) by Earthstone Acquisition and the amalgamation of Earthstone Acquisition and Lynden, with Lynden surviving the amalgamation as a wholly-owned subsidiary of Earthstone (the “Arrangement”) as part of a plan of arrangement (the “Plan of Arrangement”).

On May 18, 2016, pursuant to the Arrangement Agreement and Plan of Arrangement, at the effective time of the Arrangement (the “Effective Time”), Earthstone Acquisition acquired all of the outstanding shares of Lynden Common Stock, and Lynden and Earthstone Acquisition amalgamated into a single corporate entity with Lynden surviving the amalgamation as a wholly-owned subsidiary of the Company. At the Effective Time, each outstanding share of Lynden Common Stock, other than any Lynden Common Stock held by the Company or Earthstone Acquisition, was, and was deemed to be, transferred by the holder thereof to Earthstone Acquisition in exchange for 0.02842 shares of common stock, $0.001 par value per share, of the Company (“Earthstone Common Stock”). No fractional shares of Earthstone Common Stock were issued. Where the aggregate number of shares of Earthstone Common Stock issued to a Lynden shareholder as consideration would have resulted in a fraction of shares of Earthstone Common Stock being issued, the number of shares of Earthstone Common Stock received by such Lynden shareholder was rounded to the nearest whole share of Earthstone Common Stock (with fractions equal or greater than 0.5 being rounded up). As a result of the Arrangement, Earthstone issued approximately 3,700,000 shares of Earthstone Common Stock. Because the Lynden optionholders were not entitled to receive any shares of Earthstone Common Stock at closing based upon the method of calculation provided in the Arrangement Agreement, Earthstone Acquisition paid the Lynden optionholders U.S. $0.001 for every Lynden option. As a result of the Arrangement, Earthstone Acquisition paid the Lynden optionholders an aggregate of U.S. $4,010.00 at the Effective Time for all outstanding Lynden options.

As a result of the closing of the Arrangement, the shares of Lynden Common Stock, which previously traded under the ticker symbol “LVL” on the TSX Venture Exchange (“TSXV”), have ceased trading on the TSXV.

The foregoing description of the Arrangement Agreement, the Plan of Arrangement and the Arrangement does not purport to be complete and is qualified in its entirety by reference to the Arrangement Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and that certain First Amendment to the Arrangement Agreement, a copy of which is filed as Exhibit 2.2 to this Current Report on Form 8-K, each of which is incorporated herein by reference. There are representations and warranties contained in the Arrangement Agreement, which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Arrangement Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, investors should not rely on the representations and warranties as statements of factual information.

Item 3.02.  Unregistered Sales of Equity Securities.

The information disclosed under Item 2.01 is incorporated into this Item 3.02 in its entirety.

Upon completion of the Arrangement, the shares of Earthstone Common Stock issued in connection with the Arrangement were issued in reliance upon an exemption from registration under federal securities laws provided by Section 3(a)(10) of the Securities Act of 1933, as amended, for the issuance and exchange of securities approved after a public hearing on the fairness of the terms and conditions of the exchange by a court of competent jurisdiction at which all persons to whom the securities were issued had the right to appear. The Arrangement received approval by the Supreme Court of British Columbia.

Item 8.01. Other Items.

On May 18, 2016, the Company issued a press release announcing the completion of the Arrangement. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The financial statements of Lynden required by Regulation S-X will be filed by an amendment to this Form 8-K. The amendment will be filed with the Commission no later than 71 calendar days after the date this Form 8-K is required to be filed with the Commission.

(b)	Pro forma financial information.

The pro forma financial information required by Regulation S-X will be furnished by an amendment to this Form 8-K. The amendment will be filed with the Commission no later than 71 calendar days after the date this Form 8-K is required to be filed with the Commission.

(d) Exhibits:

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

2.1

Arrangement Agreement, dated December 16, 2015, among Earthstone Energy, Inc., 1058286 B.C. Ltd. and Lynden Energy Corp. (incorporated by reference to Exhibit 2.1 to Earthstone Energy, Inc.’s Current Report on Form 8-K dated December 17, 2015).

2.2

First Amendment to the Arrangement Agreement dated March 29, 2016 among Earthstone Energy, Inc., Lynden Energy Corp. and 1058286 B.C. Ltd. (incorporated by reference to Exhibit 2.1 to Earthstone Energy, Inc.’s Current Report on Form 8-K dated March 29, 2016).

10.1

Second Amendment to Credit Agreement dated May 18, 2016, by and among Earthstone Energy, Inc., BOKF, NA dba Bank of Texas, as Administrative Agent, Wells Fargo Bank, National Association, and the guarantors and lenders party thereto.

99.1	Press Release dated May 18, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Date: May 24, 2016	By:	/s/ G. Bret Wonson
G. Bret Wonson
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Arrangement Agreement, dated December 16, 2015, among Earthstone Energy, Inc., 1058286 B.C. Ltd. and Lynden Energy Corp. (incorporated by reference to Exhibit 2.1 to Earthstone Energy, Inc.’s Current Report on Form 8-K dated December 17, 2015).

2.2

First Amendment to the Arrangement Agreement dated March 29, 2016 among Earthstone Energy, Inc., Lynden Energy Corp. and 1058286 B.C. Ltd. (incorporated by reference to Exhibit 2.1 to Earthstone Energy, Inc.’s Current Report on Form 8-K dated March 29, 2016).

10.1

Second Amendment to Credit Agreement dated May 18, 2016, by and among Earthstone Energy, Inc., BOKF, NA dba Bank of Texas, as Administrative Agent, Wells Fargo Bank, National Association, and the guarantors and lenders party thereto.

99.1	Press Release dated May 18, 2016.